File No.

Preliminary Offering Circular dated March 21, 2024

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Green Star Products, Inc.

$2,000,000

800,000,000 SHARES OF COMMON STOCK

OFFERED AT $0.0025 PER SHARE

This is the public offering of securities of Green Star Products, Inc., a Utah corporation. The offering is for 800,000,000 shares (the “Offered Shares”) of our common stock, par value $0.001 ("Common Stock") at an offering price of $0.0025 per share (the “Offered Shares”) by the Company. See “Description of Securities” beginning on page 57. The Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements (such earlier date, the "Termination Date") over a maximum period of 3 years, starting from the date of qualification of this Offering Statement. The minimum purchase requirement per investor is 200,000 Offered Shares ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F). The Company is using the Offering Circular format in its disclosure in this Offering Circular.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

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This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0025	$2,000,000
Underwriting Discounts and Commissions (3)	$0.0000	$0
Proceeds to Company (4)	$0.0025	$2,000,000

(1)	We are offering the Company Offered Shares on a continuous basis. See “Distribution – Continuous Offering.”

(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.” We will not receive any proceeds from sales by the Selling Shareholders.

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including potential underwriting discount and commissions. Such expenses, will be approximately $25,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.0025 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is March 21, 2024

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Green Star Products, Inc.," “GSPI,” "we," the "Company," "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Green Star Products, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

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Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth, and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

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This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Green Star Products, Inc." was incorporated in the State of Utah on July 13th, 1984, as National Transducer, Inc. On March 16th, 1988, the company merged with October Associates, Inc. On August 20th, 1992, the company changed its name to B.A.T. International, Inc., and on July 18, 2002, the name was changed to Green Star Products, Inc.

Green Star Products, Inc. is an eco-friendly household and fitness products Company that has entered into two letters of intent to acquire Primo Products, LLC (www.primochalk.com) (“Primo Chalk) and HP Products LLC d/b/a Healthy Planet Products (www.healthyplanetproducts.net) (“HPP”). With these two acquisitions already under letter of intent to purchase there will be many opportunities to increase revenue. The company will also aggressively move to acquire and aggregate revenue producing small to mid-size manufacturing companies. The company will continue to look for world-class products and brands with the potential for future growth. Both Healthy Planet Products (HPP) and Primo Chalk (Primo) have multiple opportunities to grow sales of their own product lines.

The company also intends to aggressively pursue acquisition of new products and product lines that fit within its model.

Primo Chalk is the world’s first and only naturally antibacterial loose chalk on the market and has received Athlete’s Choice Awards since 2009. Primo Chalk is 100% made in America! Its superior formula enhances grip performance while protecting and conditioning the skin. Through a proprietary blend of organic essential oils and Epsom salt, Primo Chalk has changed the grip game.

At HPP, the passion is safe and non-toxic household products that are better for the home and the planet. HPP is focused on eliminating unnecessary chemicals and guarantees that their plant and mineral based products are the healthier options for customers’ homes, businesses, and families. Their product line includes natural spray cleaners, 100% biodegradable bags, non-toxic odor control solutions and safe vacuum deodorizers. Healthy Planet Products can help any home or business make the eco-friendly switch to a toxic free environment.

Our fiscal year-end date is December 31.

Green Star Products, Inc.’s offices are located at 7735 Sand Street, Fort Worth, TX 76118. Our telephone number is 817-591-4577 and our Email address is admin@greenstarproductsinc.com.

Green Star Products, Inc. is an eco-friendly household and fitness products Company that has entered into letters of intent with an eco-friendly household cleaning company and a fitness chalk company.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted in the OTCMarket Pink Open Market under the stock symbol “GSPI.”

No Plans for Change in Control

The Company has no present plans to be acquired by another company, nor does the Company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

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THE OFFERING

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Issuer:	Green Star Products, Inc.

Securities offered:

A maximum of 800,000,000 shares (the “Offered Shares”) of our common stock, par value $0.001 (“Common Stock”), are being offered by the Company to investors at an offering price of $0.0025 per share (the "Company Offered Shares") (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	690,397,447 issued and outstanding as of March 21, 2024.

Number of shares of Common Stock to be outstanding after the offering	1,490,397,447 shares, if the maximum amount of Offered Shares are sold.

Price per share:	$0.0025

Trading Market:	Our Common Stock is quoted in the OTCMarket Pink Open Market under the stock symbol “GSPI.”

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $25,000) will be $1,975,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

Limited operational history in an emerging industry.

See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may be volatile.

If we are able to get a trading market for our stock, the trading price of our common stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Doubts About Ability to Continue as a Going Concern.

The Company is an early stage enterprise and has not commenced planned principal operations. The Company has no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Nature of Operations and Basis of Presentation – Going Concern for further information.

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Risks Relating to Our Financial Condition

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our potential products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

We lack consumer awareness.

Consumers are not aware of our Company and our potential products. This will necessitate the Company employing a multi-pronged marketing and distribution strategy. This will include but not be limited to online networks, and home-based business opportunities.

As a growing company, we have yet to achieve any profit and may not achieve a profit in the near future, if at all.

We have not yet produced any profit and may not in the near future, if at all. While we expect our revenue to begin after we acquire Primo Products, LLC and HP Products, LLC, and as such, we have not achieved profitability and cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. Dennis Hopkins, Ms. Gina Brosenne and Mr. Blake Brosenne. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in highly competitive environments, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in highly competitive environments. Our competition includes all other companies that are in the business of eco-friendly home cleaning supplies and fitness chalk. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We will compete with both start-up and established eco-friendly home cleaning supplies and fitness chalk companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Risks Relating to our Common Stock and Offering

Our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Common Stock may be thinly traded on the OTC Pink Open Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our potential products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

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•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in regulations;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 2,000,000,000 shares of common stock. We have issued and outstanding, as of the date of this Offering Circular, 690,397,447 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock, none of which is presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

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Our common stock will be deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently contemplating on whether to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

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Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

Because our directors and officers currently and for the foreseeable future will continue to control the Company, it is not likely that you will be able to elect directors or have any say in the policies of the Company.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. Our management controls our common stock voting rights. Due to such significant ownership position held by our insider, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Related to our Business

As we currently purchase all of our product supply requirements from outside sources, any business complications arising with either our suppliers or with our supplier’s relationship could create adverse consequences with our product supply chain.

We currently purchase all of our product supplies from outside sources for our product needs. We then take those supplies and complete the product manufacturing capability at our own facilities; therefore, we are exposed to potential product supply disruptions caused by adverse business circumstances with our suppliers (for example, raw material shortages, plant breakdowns and other adverse circumstances affecting the supply of our potential products from suppliers). There can be no assurances that, in the event of a supply disruption, we would be able to quickly contract with another manufacturer for the continued supply of our potential products. We, therefore, could be without a adequate supplies to manufacture our potential products and could lose sales for an extended period of time as a result.

Products developed by our competitors could severely impact our product commercialization and customer acceptance efforts, thereby reducing the sales of our potential products and severely impacting our ability to meet our sales goals or to continue operations.

We face competition from companies who are developing and marketing products similar to those we are developing and marketing. The fitness chalk and eco-friendly household cleaning products industries have spawned a large number of efforts to create technologies that result in products that can compete with our proposed products. These companies have significantly greater marketing, financial and managerial resources than us. We cannot provide any assurance that our competitors will not succeed in developing and distributing products that will render our potential products obsolete or non-competitive. Such competition could potentially force us out of business.

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We have no revenues to date, and we have made no provision for any contingency, unexpected expenses or increases in costs that may arise.

We have no revenues from operations to date. The principal shareholder of the Company has provided operational funding to use for operating expenses or research and development. Since inception, we have been able to cover our operating losses from debt and equity financing. These sources of funds may not be available to cover future operating losses. If we are not able to obtain adequate sources of funds to operate our business, we may not be able to continue as a going concern.

Our business strategy and plans of acquiring Healthy Planet Products and Primo Chalk could be adversely affected in the event we need additional financing and are unable to obtain such funding when needed. It is possible that our available funds may not be sufficient to meet our operating expenses, development plans, and capital expenditures for the next twelve months. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain opportunities for the commercialization of our potential products. If we cannot obtain the necessary funding, then we may be forced to cease operations.

We may experience delays in resolving unexpected technical issues arising in completing development of new products that will increase development costs and postpone anticipated sales and revenues.

As we develop, refine and implement our potential products, we may have to solve technical, manufacturing and/or equipment-related issues. Some of these issues are ones that we cannot anticipate because the products we are developing are new. If we must revise existing manufacturing processes or order specialized equipment to address a particular issue, we may not meet our projected timetable for bringing commercial operations online. Such delays may interfere with our projected operating schedules, delay our receipt of revenues from operations and/or decrease revenues from operations.

The market in which we are attempting to sell our eco-friendly household cleaning and fitness chalk products is highly competitive and may attract significant additional research and development in coming years.

The market for our eco-friendly and fitness chalk products may become highly competitive on a global basis, with a number of competitors gaining significantly greater resources and greater market share than us. Because of greater resources and more widely accepted brand names, many of our competitors may be able to adapt more quickly to changes in the markets we have targeted or devote greater resources to the development and sale of new products. Our ability to compete is dependent on our emerging products that may take some time to develop market acceptance. To improve our competitive position, we may need to make significant ongoing investments in service and support, marketing, sales, research and development and intellectual property protection. We may not have sufficient resources to continue to make such investments or to secure a competitive position within the market we target.

Our business depends on the protection of our intellectual property and may suffer if we are unable to adequately protect such intellectual property.

Our success and ability to compete are substantially dependent upon our intellectual property. We may rely on patent laws, trade secret protection and confidentiality or license agreements with our employees, consultants, strategic partners and others to protect our intellectual property rights. At this point in time, our potential products are not patented. The steps we take to protect our intellectual property rights may be inadequate. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our potential products and services. For example, effective intellectual property protection may not be available in every country in which we license our potential products. Also, our future efforts we take to protect our proprietary rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business and our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. In addition, other parties may independently develop similar or competing products or technologies designed around any patents that may be issued to us.

We may be liable for infringing the intellectual property rights of others.

Our potential products may be the subject of claims of intellectual property infringement in the future. Our potential products may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle, could divert resources and attention and could require us to obtain a license to use the intellectual property of third parties. We may be unable to obtain licenses from these third parties on favorable terms, if at all. Even if a license is available, we may have to pay substantial royalties to obtain it. If we cannot defend such claims or obtain necessary licenses on reasonable terms, we may be precluded from offering most or all of our potential products and our business and results of operations will be adversely affected.

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If we are unable to protect our potential products and intellectual property from use by competitors, there is a risk that we will sustain losses, or that our business could fail.

Our success will depend, in part, on our ability to obtain and enforce intellectual property protection for our potential products in both the United States and other countries. We may take steps to protect our intellectual property through patent applications in the United States Patent and Trademark Office and its international counterparts under the Patent Cooperation Treaty. We cannot provide any assurance that patents will be issued as a result of these applications or that, with respect to any patents, issued or pending, the claims allowed are, or will be, sufficiently broad enough to protect the key aspects of our potential products, or that the patent laws will provide effective legal or injunctive remedies to stop any infringement of our patents.  In addition, we cannot provide assurance that any patent rights owned by us will not be challenged, invalidated or circumvented, or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our potential products. If we are forced to defend our patents in court, well-funded adversaries could use such actions as part of a strategy for depleting the resources of a small company such as ours. We cannot provide assurance that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a highly competitive environment. In addition, the competition in the market for products such as ours may intensify in the future. There are numerous well-established companies and smaller entrepreneurial companies based in the United States with significant resources who are developing and marketing products and services that will compete with our potential products. In addition, many of our current and potential competitors have greater financial, operational and marketing resources. These resources may make it difficult for us to compete with them in the development and marketing of our potential products, which could harm our business.

Failure to meet customers’ expectations or deliver expected performance of our potential products could result in losses and negative publicity, which will harm our business.

If our potential products fail to perform in the manner expected by our customers, then our revenues may be delayed or lost due to adverse customer reaction, negative publicity about us and our potential products, which could adversely affect our ability to attract or retain customers. Furthermore, disappointed customers may initiate claims for substantial damages against us, regardless of our responsibility for such failure.

If we are unable to meet customer demand or comply with quality regulations, our sales will suffer.

In order to achieve our business objectives, we may need to significantly expand our capabilities to produce the quantities necessary to meet demand. We may encounter difficulties in scaling up production of our potential products, including problems involving production capacity and yields, quality control and assurance, component supply and shortages of qualified personnel. In addition, the manufacturing facilities producing our potential products are subject to periodic inspections by governmental regulatory agencies. Our success will depend in part upon the ability to manufacture our potential products in compliance with regulatory requirements. Our business will suffer if we do not succeed in manufacturing our potential products on a timely basis and with acceptable manufacturing costs while at the same time maintaining good quality control and complying with applicable regulatory requirements.

The Company has little recent operating history in the eco-friendly household cleaning and fitness chalk products industries.

The Company was formed on July 13, 1984, and has no recent operations. Without the capital being solicited in the Offering, the Company will be unable to sustain its growth and possible active operations for a protracted period. The Company is, therefore, in its initial development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is no evidence at this time upon which to base an assumption that the Company will be able to operate profitably.

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Risks Factors Related to our Consumer Products Industries.

The eco-friendly household cleaning and fitness chalk industries are highly competitive, and if we are unable to compete effectively our results will suffer.

We face vigorous competition from companies throughout the world, including large multinational consumer products companies that have many eco-friendly household cleaning and fitness chalk brands under ownership and standalone cleaning brands, including those that may target the latest trends or specific distribution channels. Competition in the eco-friendly cleaning and fitness accessory industries are based on the introduction of new products, pricing of products, quality of products and packaging, brand awareness, perceived value and quality, innovation, in-store presence and visibility, promotional activities, advertising, editorials, e-commerce and mobile-commerce initiatives and other activities. We must compete with a high volume of new product introductions and existing products by diverse companies across several different distribution channels.

Many multinational consumer companies have greater financial, technical or marketing resources, longer operating histories, greater brand recognition or larger customer bases than we do and may be able to respond more effectively to changing business and economic conditions than it can. Our competitors may attempt to gain market share by offering products at prices at or below the prices at which its products are typically offered, including through the use of large percentage discounts. Competitive pricing may require us to reduce our prices, which would decrease its profitability or result in lost sales. Our competitors, many of whom have greater resources than we do, may be better able to withstand these price reductions and lost sales.

It is difficult for us to predict the timing and scale of its competitors’ activities in these areas or whether new competitors will emerge in the eco-friendly household cleaning or fitness chalk industries. In recent years, numerous online, and influencer-backed  companies have emerged and garnered significant followings. In addition, further technological breakthroughs, including new and enhanced technologies that increase competition in the online retail market, new product offerings by competitors and the strength and success of our competitors’ marketing programs may impede our growth and the implementation of our business strategy.

Our ability to compete also depends on the continued strength of our brand and products, the success of our marketing, innovation and execution strategies, the continued diversity of our product offerings, the successful management of new product introductions and innovations, strong operational execution, including in order fulfillment, and our success in entering new markets and expanding our business in existing geographies. If we are unable to continue to compete effectively, it could have a material adverse effect on our business, financial condition and results of operations.

Any new product introductions may not be as successful as we anticipate.

The eco-friendly household cleaning and fitness chalk industries are driven in part by consumer and fitness trends, which may shift quickly. Our continued success depends on our ability to anticipate, gauge and react in a timely and cost-effective manner to changes in consumer preferences for eco-friendly cleaning and fitness related products, consumer attitudes toward our industry and brand and where and how consumers shop for and use these products. We must continually work to develop, produce and market new products, maintain and enhance the recognition of our brand, maintain a favorable mix of products and develop our approach as to how and where we markets and sell our potential products.

We will establish a process for the development, evaluation and validation of our new product concepts. Nonetheless, each new product launch involves risks, as well as the possibility of unexpected consequences. For example, the acceptance of new product launches and sales to its providers may not be as high as it anticipates, due to lack of acceptance of the products themselves or their price, or limited effectiveness of our marketing strategies. In addition, our ability to launch new products may be limited by delays or difficulties affecting the ability of its suppliers or manufacturers to timely manufacture, distribute and ship new products. We may also experience a decrease in sales of certain existing products as a result of newly launched products Any of these occurrences could delay or impede our ability to achieve our sales objectives, which could have a material adverse effect on our business, financial condition and results of operations.

Any damage to our reputation or brand may materially and adversely affect our business, financial condition and results of operations.

We believe that developing and maintaining our brand is critical and that our financial success is directly dependent on consumer perception of our brand. Furthermore, the importance of brand recognition may become even greater as competitors offer more products similar to our potential products.

We have relatively low brand awareness among consumers when compared to other eco-friendly household cleaning and fitness chalk products and maintaining and enhancing the recognition and reputation of our brand is critical to our business and future growth. Many factors, some of which are beyond our control, are important to maintaining our reputation and brand. These factors include our ability to comply with ethical, social, product, labor and environmental standards. Any actual or perceived failure in compliance with such standards could damage our reputation and brand.

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The growth of our brand depends largely on our ability to provide a high-quality consumer experience, which in turn depends on our ability to bring innovative products to the market at competitive prices that respond to consumer demands and preferences. Additional factors affecting Green Star’s consumer experience will include a reliable and user-friendly website interface and mobile applications for its consumers to browse and purchase products on its e-commerce websites. If we are unable to preserve our reputation, enhance our brand recognition or increase positive awareness of our potential products and Internet platforms, it may be difficult for us to maintain and grow our consumer base, and our business, financial condition and results of operations may be materially and adversely affected.

The success of our brand may also suffer if our marketing plans or product initiatives do not have the desired impact on our brand’s image or our ability to attract consumers. Further, our brand value could diminish significantly due to a number of factors, including consumer perception that we have acted in an irresponsible manner, adverse publicity about our potential products, our failure to maintain the quality of our potential products, product contamination, the failure of our potential products to deliver consistently positive consumer experiences, or our potential products becoming unavailable to consumers.

Our success depends, in part, on the quality, efficacy and safety of its products.

Any loss of confidence on the part of consumers in the ingredients used in our potential products, whether related to product contamination or product safety or quality failures, actual or perceived, or inclusion of prohibited ingredients, could tarnish the image of our brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or suitability for use by a particular consumer, even if untrue, may require us to expend significant time and resources responding to such allegations and could, from time to time, result in a recall of a product from any or all of the markets in which the affected product was distributed. Any such issues or recalls could negatively affect our profitability and brand image.

If our potential products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet its consumers’ expectations, our relationships with consumers could suffer, the appeal of our brand could be diminished, we may need to recall some of our potential products and/or become subject to regulatory action, and it could lose sales or market share or become subject to boycotts or liability claims. In addition, third parties may sell counterfeit versions of some of our potential products. These counterfeit products may pose safety risks, may fail to meet consumers’ expectations, and may have a negative impact on our business. Any of these outcomes could result in a material adverse effect on our business, financial condition and results of operations.

Our management staff has significant control over our business and operations.

All decisions with respect to the operation of the Company will be made by the Company’s Directors and Officers. Thus, the success of the Company will largely depend on the efforts of its Directors and Officers. Accordingly, no person should purchase any of the Common Shares offered hereby unless they are willing to rely on the management of the Company by these people.

Our future success relies on the performance and continued service of our current officers and directors.

Our success is in part dependent upon the retention of our management and other personnel. If our management becomes unable or unwilling to participate in our business, our future business and financial performance could be materially and adversely affected. The loss of services of any of the management staff would have a material adverse effect on the Company’s operations. The Company has not purchased key man insurance policies on the lives of its management.

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Each of these people is, at present, engaged, and intends to continue to be engaged, in other businesses and ventures, including retail and Internet businesses and ventures, in addition to the Company. As a result, it is not anticipated that any members of the Board of Directors or the officers will devote all of his time and efforts to the business of the Company and that, in fact, each of them will devote only a portion of his time and efforts to the business of the Company.

In addition, as our business grows in size and complexity, we must be able to continue to attract, develop and retain qualified personnel sufficient to allow us to adequately manage and grow our business. If we are unable to do so, our operating results could be negatively impacted. We cannot guarantee that we will be able to attract and retain personnel as and when necessary, in the future.

There can be no assurance that we can achieve or maintain profitability.

We may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

The Company may become involved in legal proceedings in the ordinary course of business.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value as of December 31, 2023 was a deficit of $565,522 or $(0.0008) per share of our Common Stock outstanding on March 21, 2024. Historical net book value per share equals the amount of our total assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $25,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.0025	$0.0025	$0.0025	$0.0025

Historical net book value per share as of December 31, 2023(1)	$(0.0008)	$(0.0008)	$(0.0008)	$(0.0008)

Increase in net book value per share attributable to new investors in this offering	$(0.0018)	$(0.0014)	$(0.0012)	$(0.0007)

Net book value per share, after this offering	$0.001	$0.0007	$0.0004	$(0.0001)

Dilution per share to new investors	$.0015	$0.0018	$0.0021	$0.0026
1.	Based on net tangible book value as of December 31, 2023, of $(.0008) and 690,397,447 outstanding shares of Common stock as of March 21, 2024.

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DISTRIBUTION

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This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements, over a maximum period of 3 years, starting from the date of qualification of this Offering Statement.

Procedures for Subscribing

Potential investors who are “qualified purchasers” may subscribe to purchase our Shares. Any potential investor wishing to acquire our Shares, must:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by the Company.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions

. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Company’s bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts’ basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Shares. See “Risk Factors.”

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide information regarding this offering other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

The offering circular and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov.

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USE OF PROCEEDS

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If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $25,000) will be $1,975,000. We will use these net proceeds for the following.

We will use these net proceeds for the following:

Shares Offered (% Sold)	100% Shares Sold	75% Shares Sold	50% Shares Sold	25% Shares Sold
Gross Offering Proceeds	$2,000,000	$1,500,000	$1,000,000	$500,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	20,000	20,000	20,000	20,000
Total Offering Expenses	25,000	25,000	25,000	25,000
Total Net Offering Proceeds	1,975,000	1,475,000	975,000	475,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	$500,000	$500,000	$350,000	$60,000
Purchase of Primo Products, LLC	$150,000	$150,000	$150,000	$150,000
Purchase of Healthy Products, LLC	$100,000	$100,000	$100,000	$100,000
Advertising / Marketing	$100,000	$50,000	$50,000	$25,000
Working Capital	$400,000	$100,000	$100,000	$65,000
Accounting (Audit)	$20,000	$20,000	$20,000	$20,000
Securities and Exchange Commission Filings	$30,000	$30,000	$30,000	$30,000
Raw Materials / Parts Supply Purchases	$150,000	$150,000	$100,000	$25,000
Production Facility Upgrades	$75,000	$75,000	$75,000	$0
Promissory Note Repayment	$450,000	$300,000	$0	$0
Total Principal Uses of Net Proceeds	$1,975,000	$1,475,000	$975,000	$475,000
Amount Unallocated	$0	$0	$0	$0

(1)	Offering expenses have been rounded to $25,000.
(2)	Any line-item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

BUSINESS

________

Green Star Products, Inc.

Corporate History:

Green Star Products, Inc. was incorporated in the State of Utah on July 13, 1984, as National Transducer, Inc. On March 16, 1988, the company merged with October Associates, Inc. On August 20, 1992, the company changed its name to B.A.T. International, Inc., and on July 18, 2002, the name was changed to Green Star Products, Inc.

From 1992 to 1998, the Company focused on electrical vehicle research & technology. From 1998 through 2016, the Company engineered, manufactured, distributed, or had licensing agreements for various products including biodiesel reactors, algae production, anti-friction metal treatment products, coatings, and provided engineering services. In 2017 and with a limited market for its products & services, the Company ceased operations and was dormant for several years waiting for improved market conditions.

In March 2021, the sole remaining Officer & Director Joseph LaStella resigned and appointed Kristy Hunt as sole Officer & Director. During 2021 and early 2022, the Company focused on creating or distributing innovative products to improve quality of life and the environment. The Company ceased operations as of the end June 2022.

On July 27, 2022, Kristy Hunt resigned as Sole Officer & Director and appointed Marjorie Schaefer as Sole Officer & Director. The Company remained dormant and without operations under Ms. Schaefer.

On April 3, 2023, JUDD Holding Corp., a Delaware corporation controlled by David Duarte, entered into a Stock Purchase Agreement with Director & CEO Marjorie Schaefer for 30,000,000 shares of the Corporation's Series A Preferred Stock for consideration of $5,000. The Preferred stock had been previously designated by Marjorie Schaefer but never issued. On April 20th, the shares were issued by the Transfer Agent, ClearTrust LLC to JUDD Holding Corp.

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On April 28, 2023 and as a condition to close the transaction, Marjorie Schaefer resigned from all Officer & Director positions of the Corporation and appointed David Duarte as President & CEO, Secretary, Treasurer and Director.

Subsequent to the closing, Mr. Duarte appointed additional Directors in accordance with Utah law and the Corporation's Bylaws.

On May 24, 2023. being unanimously approved by the Board and the majority voting shareholder, Amended Bylaws of the Corporation were adopted, effective immediately.

On May 25, 2023, a new Certificate of Designation was filed with the Utah Secretary of State, confirming the voting rights of 100 votes per share of the Corporation's Series A Preferred stock. The Series A Preferred stock is voting only and not convertible to common shares.

On May 25, 2023, Amended & Restated Articles of Incorporation were filed with the Utah Secretary of State authorizing Two Billion (2,000,000,000) shares of Common Stock, par value $0.001, and Thirty Million (30,000,000) shares of Preferred Stock, par value $0.001 for the Corporation.

On May 30, 2023, Directors Duarte and Carter were each issued Ten Million (10,000,000) shares of common stock for their services in reviving the Corporation, valued at the trailing twenty-day average price of $0.001.

On December 15, 2023, JUDD Holding Corp sold 30,000,000 shares of Series A Preferred stock to Dennis Hopkins. The Company also entered into a Convertible Note in the principal amount of $390,000 (“Note B”) with JUDD Holding Corp. Note B has an annual rate of interest of 5%, which begins accruing after December 15, 2024. Note B has a maturity date of June 1, 2027. Note B contains a conversion right, which allows the holder of the note to convert any unpaid installment amount plus the 10% late payment penalty into shares of common stock of the Company. The conversion price is fixed at $0.001 per share. The note contains standard terms of termination and is attached hereto as Exhibit 6.1.

Additionally on December 15, 2023, Directors Duarte and Carter resigned from all Officer & Director positions and appointed Dennis Hopkins as President & CEO and Director along with his other assignees to the Board.

On January 2, 2024, the Company entered into a Letter of Intent to purchase Primo Products, LLC (d/b/a Primo Chalk)(“PRIMO”) (the “PRIMO LOI”). In the PRIMO LOI the Company agreed to purchase all of the assets and properties pertaining to the business known as PRIMO in exchange for the purchase price of Four Hundred Thousand ($400,000) dollars (“Purchase Price”). The Purchase Price is to be paid with One Hundred Fifty Thousand ($150,000) dollars cash to PRIMO at the closing and a Two Hundred Fifty Thousand ($250,000) dollar note, which will bear interest at a rate of 5% per annum for a period of five (5) years with a balloon payment due on or before December 31, 2026. The Parties agreed that the Closing date would occur once the Company had obtained enough funding for the cash payment or the PRIMO LOI would be terminated at the end of a one year period, which there is no guarantee that the Company will be able to make the closing payment. The PRIMO LOI contains standard terms of termination and is attached hereto as Exhibit 6.2.

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On January 15, 2024, the Company entered into a Letter of Intent to purchase HP Products, LLC (d/b/a Healthy Planet Products)(“HPP”) (the “HPP LOI”). In the HPP LOI the Company agreed to purchase all of the assets and properties pertaining to the business known as HPP in exchange for the purchase price of Two Hundred Fifty Thousand ($250,000) dollars (“Purchase Price”). The Purchase Price is to be paid with One Hundred Thousand ($100,000) dollars cash to HPP at the closing and a One Hundred Fifty Thousand ($150,000) dollar note, which will bear interest at a rate of 5% per annum for a period of five (5) years with a balloon payment due on or before December 31, 2026. The Parties agreed that the Closing date would occur once the Company had obtained enough funding for the cash payment or the HPP LOI would be terminated at the end of a one year period, which there is no guarantee that the Company will be able to make the closing payment. The HPP LOI contains standard terms of termination and is attached hereto as Exhibit 6.3.

Our Businesses

Primo Fitness Chalk

Primo Chalk is the world’s first and only naturally antibacterial loose chalk on the market and has received Athlete’s Choice Awards since 2009. Primo Chalk is 100% made in America! Its superior formula enhances grip performance while protecting and conditioning the skin. Through a proprietary blend of organic essential oils and Epsom salt, Primo Chalk has changed the grip game. Their loyal customer base consists of a wide variety of athletes, such as rock climbers, cross-fitters, gymnasts, bowlers, arm wrestlers, disc golfers, shot-putters, and so much more. Primo Chalk also prioritizes sponsoring fundraisers and competitions throughout the year that help motivate young athletes and encourage communities to come together through fitness activities.

Primo Chalk offers premier first-class fitness chalk products that are sold worldwide via Primo’s own website and on Amazon. Primo Chalk has been for sale on Walmart.com since 2021, and has been accepted to supply Primo Chalk directly to Walmart stores; however, at this time we do not have a contract in place with Walmart to supply the stores, there is no guarantee that we will be able to enter into a contract or fulfill the contract if it is entered into. Chalk is not just a fitness accessory; it is a power tool. Its unique blend not only moisturizes the skin as you use it but also serves as antibacterial protection.

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HPP Eco-Friendly Household Cleaners

Healthy Planet Products is a company that sells 100% non-toxic, biodegradable, made in the USA green products ranging from an odor elimination solution, and an entire line of all-natural cleaning products and health care products. The company's mission is to create green and biodegradable products that provide effective and sustainable solutions for people, pets and the Planet.

Our corporate mission is to become a healthy living, direct to consumer leader in the Green and Natural category providing consumers effective, easy-to-use products that provide healthy solutions to everyday problems.

The Company plans to acquire Healthy Planet Products, in order to sell consumable household cleaning products that are safe for the environment. We intend to sell products to retail, industrial (hotels, nursing homes, restaurants, professional sports teams, etc.), and direct to consumers. The Company’s mission is to manufacture biodegradable, environmentally friendly products that provide effective and sustainable solutions for people, pets, and our planet.

Eco-friendly, or Green Products represent a substantive and ever-increasing percentage of the consumer market. “Greener” products can be characterized as products that have a reduced impact on human health and the environment as compared to other products that perform a similar function.

HPP manufactures and sells 100% non-toxic, biodegradable green products ranging from an odor-eliminating carpet refresher to biodegradable on-the-go doggy bags. HPP products currently include an entire line of all-natural cleaning products, mildew eliminator, closet scent enhancers and stainless steel cleaners, to name a few. HPP is currently for sale on Walmart.com, and has been accepted to supply our HPP products directly to Walmart stores; however, at this time we do not have a contract in place with Walmart to supply the stores, there is no guarantee that we will be able to enter into a contract or fulfill the contract if it is entered into. The company’s mission is to create “green” and biodegradable products that provide effective and sustainable healthy living solutions for people, pets, and the planet.

Research from IRI® and SPINS®, a leading provider of wellness-focused data technology and market analytics, released in June 2020, reveals that consumers are purchasing more natural products in 2020, both pre-COVID-19 and during the pandemic.

Steve Ramsey, executive vice president and general manager, Strategic Accounts, IRI. Stated that “Given that natural products represent more than 8% of total store sales year-to-date and are outpacing sales of conventional products, there are significant opportunities for manufacturers and retailers alike to show support for consumers.”

Consumer panel research has consistently found that natural and organic product consumers tend to increase their purchases year over year. Consequently, those organizations that gain understanding of these trends have a greater chance of becoming brand leaders in emerging categories.

It is in this business sector that HPP will launch its marketing strategy for its current and new product lines. Within the next four years, HPP plans on extending its natural product offerings under the HPP umbrella through internal product development and acquisitions.

HPP can be characterized as a healthy living, consumer products company providing environmentally safe consumable solutions to the ever-increasing “eco” or “green market” segment.

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Market

Fitness Chalk

According to Verified Market Reports, the fitness chalk market size is expected to develop revenue and exponential market growth at a remarkable CAGR during the forecast period from 2023–2030. The growth of the market can be attributed to the increasing demand for fitness chalk owing to weightlifting, rock climbing, cross-fit, and other applications across the global level.

Eco-Friendly Household Cleaners

According to Grandview Research, the global natural household cleaners market size to be valued at USD 7.8 billion by 2025 and is expected to grow at a compound annual growth rate (CAGR) of 11.1% during the forecast period. Rising awareness regarding health and hygiene, coupled with environmental effects associated with the harmful chemicals present in cleaning products, is anticipated to be a key factor for the market growth over the forecast period.

In addition, these products are manufactured from natural ingredients including vinegar, natural salt, essential oils, and baking soda, which limit the mixing of toxic products in the open environment. Moreover, these products are considered to be skin-friendly in nature, which, in turn, has increased their application in numerous areas.

Over the past few years, extensive usage of conventional household cleaning products including floor, fabric, and glass cleaners, has resulted in increasing the occurrences of various chronic diseases. Harmful chemicals present in the cleaners are absorbed into the skin and sometimes inhaled, which may cause chronic diseases including asthma and skin irritation. According to a report published by the American Thoracic Society's American Journal of Respiratory and Critical Care Medicine, in 2018, the chemicals present in the cleaning products are very hazardous to human health. It may impact human lungs as badly as smoking 20 cigarettes on a daily basis. These side effects have forced consumers to prefer natural cleaning products.

Increasing concerns over germs, viruses, and bacteria in living spaces, coupled with rising awareness regarding health and hygiene, led to a rise in demand for natural products with antimicrobial and disinfectant properties. In addition, governments across the globe are taking initiatives to remove or reduce the content of harmful chemicals from household cleaning products.

Natural cleaning ingredients last longer and help extend the life of household items. The chances for accidental damage to the items is reduced with natural cleaners compared to cleaners that provide harmful chemical reactions to the skin as well as the items in contact. Most natural cleaners employ plant-based vinegar, oils, and surfactants instead of toxic chemicals making them low in allergens. Such ingredients get easily decomposed when exposed to the environment. These are causing a shift in consumer preference towards natural cleaners and are expected to drive the industry’s growth during the forecast period.

Government enforcement and tightening of regulations on the use of toxic chemicals in household cleaning products around the world is another vital factor that is expected to drive growth in target markets during the forecast period. Government agencies have banned various household cleaners containing toxic chemicals in different countries. Therefore, the development of eco-friendly alternative household cleaning products is increasing all over the globe, thus creating new growth prospects for the market.

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Product Features

Primo Chalk

•

Antibacterial – The essential oils in Primo act as an antibacterial agent protecting you from any bacteria/virus/fungi found on anything you are touching. If you think how many people use a dumbbell in the gym every day or how many people touched that climbing hold…

•

All Natural – Primo uses only the best quality and organic ingredients in their chalk blend. You will never have to worry about fillers or additives but do make sure that you are not allergic to these 5 essential oils! – Lemon, Cinnamon,  Eucalyptus, Clove, and Rosemary

•

Skin Conditioning – Athletes can spend a huge amount of time and money on skincare routines when actually the key lies in stopping the damage at the source. Primo nurtures and takes care of your skin while you are using it.

•

Long Lasting – As a loose chalk, Primo comes already ground up into the perfect powder. The fine texture of the chalk means when you chalk up, you will get the best coverage possible, into all the natural contours of the skin. Not only will you find yourself having to use less chalk, better coverage means the other ingredients such as the essential oils have a better chance to work effectively.

•

Smells Great – It also smells delicious, although please do not eat it (disclaimer always needed, especially with climbers). Users just cannot stop talking about the amazing aromas from the essential oils, it is a little slice of heaven in a smelly gym. The invigorating scents also create a mind space for concentration and awareness that can directly relate to better performance.

Healthy Planet Products

•	Made in the USA – HPP manufactures and packages all of our products in the USA.

•

Family Friendly – Non-toxic ingredients so our products are ideal for households with children and pets. HPP focuses on eliminating unnecessary chemicals and we guarantee that our products based on plant and minerals are the healthier choice for our customers.

•

Affordable – Created with the household budget in mind. HPP understands that people cannot spend their entire budget on healthier cleaning options, which is why we designed our products to be more cost effective than other eco-friendly brands in the market, and at the same time we made sure to not lose efficacy.

•	Eco-Friendly – We are proud to offer products that provide performance and sustainability.

•	Natural Ingredients – We use plant-based ingredients and never use synthetic fragrance.

•	Responsible Choices – We seek ways to minimize plastic in packaging while ensuring everything we offer is 100% cruelty-free.

Distribution Channels

Green Star’s marketing strategy includes selling our products through several channels, utilizing exclusive distributor relationships, authorized resellers, affiliate programs, and direct to the consumer, via Internet and home-based business. Initial sales will be achieved through a direct-to-consumer sales channel, as well as through internet and through word of mouth advertising.

The determining factors in choosing these channels are (1) our greatest access to the largest number of potential customers while (2) having the ability to maintain the highest possible quality and deliver the strongest margin. We will utilize direct-to-consumer email, social media platforms and other direct involvement at distributor meetings and conventions.

We believe that our mix of distribution channels will give us distinct advantages over our competition, including faster response to market shifts and access to markets they do not reach through a retail presence.

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Online Distribution Channels

According to Grandview Research, online distribution channel is the fastest-growing segment with a CAGR of 11.6% from 2018 to 2025 owing to convenience and ease of shopping. Moreover, online platforms such as social media and Google Ads have played an important role in influencing consumer preferences for purchasing snacks through e-commerce platforms, such as Walmart, Amazon, Auchan, Grofers, Temu and Rakuten. Furthermore, increasing penetration of high-speed internet and smartphone users is expected to continue to fuel the expansion of the online market over the forecast period.

Supermarket Distribution Channels

The supermarkets/hypermarkets segment was the largest distribution channel in 2018, accounting for 62.5% of the global revenue, according to Grandview Research. Unorganized retail is one of the key distribution channels in developing countries such as India, Thailand, Indonesia, and Bangladesh. Very few producers sell their products direct to the consumers. Amway is one of the largest direct sellers of household care and personal care products, including cleaning products.

Go-To-Market Strategy

Increase the “Social Networking” initiative on sites such as Twitter, Facebook, Instagram, Pinterest, Snapchat, and blog influencers.

•	Increase an active presence on these sites by providing pages of earth-friendly information and remedies that meet customers’ needs and wants
•	Opportunity to test different approaches, key words, and other marketing/PR related activities.
•	Direct sales approach with “coupon”/promo-code-aided sales enticement, online influencers, and repetitive brand marketing

Home-Based // Gym-Based Businesses

•	Focus on existing customer base and growth
•	Develop home-based case selling business
•	Allow existing customers to buy in bulk at a lower price and then re-sell for profit
•	Simplify the MLM model

Green Star’s marketing strategy includes selling our products through several channels, utilizing exclusive distributor relationships, authorized resellers, affiliate programs, and direct to the consumers via Internet and home-based / gym-based businesses.

The determining factors in choosing these channels are (1) our greatest access to the greatest number of potential customers while (2) having the ability to maintain the highest possible margin. We will utilize direct-to-consumer email blasts and other direct involvement.

Our mix of distribution channels will give us distinct advantages over our competition, including faster response to market shifts and access to markets they do not reach through retail presence.

Direct to consumer marketing

•	Partner with players in niche offline segments: kiosk operators at malls. Home shows, seasonal fairs and other high-traffic venues.
•	Test sales of HPP and Primo Chalk products at Walmart locations.

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Advertising & Promotion

Our advertising and promotional strategy is to position HPP and Primo Chalk as the leading brands. We will utilize the following media and methods to drive our message home to the customer.

For the next six months, advertising and promotion will require a minimum media budget of $30,000 per month or approximately $360,000 annually. We arrived at this figure based on the launch plans for 2024.

On an ongoing basis we will budget our advertising investment at 10% of total sales. By consistently tracking the results of our advertising, we will be able to determine the effectiveness of our campaigns. This will allow us to adjust the budget allocation appropriately to ensure the highest possible return on our investment in advertising and promotions.

Industry Overview

Fitness Chalk

Fitness chalk is typically made of Magnesium Carbonate. Magnesium Carbonate is mined around the world, though it is primarily sourced in China, where the abundance of the mineral coupled with low wages and loose safety regulations make for a cheaper product. Getting the mineral out of the ground and processing the raw materials is an involved industrial process, and as such the facilities that perform these operations are secretive about their proprietary methods. In actuality, very little is known about these procedures, even by the companies that sell the final product.

Once the Magnesium Carbonate has been extracted and processed, it is sold to consumers and other companies in bulk amounts, primarily through e-commerce websites. For most companies that sell climbing chalk, this is the end of the road, as the same companies that mine and process the chalk also package and ship it from their factories, eliminating the need for climbing companies to have their own packaging or distribution facilities.

Despite its popularity and necessity to the climbing world, chalk is still an underrepresented product category. There are no standard practices or industry regulations that monitor the quality of chalk or track its sales. Some suppliers may be more consistent than others, but the lack of regulation throughout the entire process means each batch can be a shot in the dark. Not surprisingly, quality control is predictably inconsistent as it is up to individual brands to select their supplier and test the chalk themselves.

For some climbers chalk is chalk, and the cheaper and more easily acquired the better. For the connoisseurs, however, price and accessibility take a backseat to feel and friction.

Rock Climbing shoes have eclipsed the $200 mark and gym day passes are more expensive than ever. The industry is expanding and yet, for the most part, chalk is chalk. While many companies, such as SoiLL and Evolv, have expanded their product line to include chalk, few approach chalk as more than a climbing accessory. It is only a matter of time before additional chalk-specific companies arrive on the scene.

We believe that parallels can be drawn to something like coffee or beer, products with countless iterations and price points and sales that are entirely dependent on the preference of consumers. Some people prefer a $.99 cup of joe from the corner gas station while others choose a $10 pour-over from a boutique coffee shop, and if climbers are willing to pay $200 for shoes, $20 for a bag of chalk does not seem unreasonable. (information from Climbing Business Journal; Wide World of Chalk, Rylan Marshall)

Eco-Friendly Household Cleaners

The household cleaning product market consists of sales of household cleaning products by entities (organizations, sole traders, and partnerships) that are used to remove dirt, including dust, stains, bad smells, and clutter on surfaces. These include products such as laundry detergents, surface cleaners, dishwashing products, and toilet cleaners. These products are generally used to clean soft or hard surfaces in the home. These are packed into easily recognizable bottles sachets and other forms with different colors and fragrances.

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North America was the largest region in the household cleaning products market in 2022, according to Research and Markets. Asia-Pacific is expected to be the fastest-growing region in the market. The regions covered in the household cleaning products report are Asia-Pacific, Western Europe, Eastern Europe, North America, South America, Middle East and Africa.

The main types of household cleaning products are dishwashing products, toilet cleaners, surface cleaners, and laundry detergents. Dishwashing products contain detergents that help clean and remove food soil from different types of cooking and serving items. Dishwashing products are mostly used in kitchen appliances. Household cleaning products are distributed through various channels such as supermarkets, convenience stores, and online retail. House cleaning products are used in various applications such as bathroom, kitchen, and floor.

Increasing awareness of natural household cleaning products is expected to propel the growth of the household cleaning products market. Consumers are increasingly shifting towards natural or green household cleaners as they provide them with a sense of sustainability and do not contain hazardous chemicals. This reduces the health-related risks. Many companies are launching home cleaning products that are eco-friendly.

Ingredients transparency is a key trend gaining popularity in the household cleaning products market. Any cleaning product available consists of various ingredients that include various forms of chemicals that help in better cleaning. Consumers are keen to know if the products they are purchasing are natural or plant-based raw materials that are biodegradable and have sustainably sourced substrates. Therefore, companies in the market are rapidly shifting towards providing ingredients transparency to consumers.

Competition

We will compete with many third parties engaged in the eco-friendly household cleaners and fitness chalk industries, household names cleaning product companies, environmentally focused cleaning companies, gym accessory and fitness accessory companies and other entities. There are also other companies with branding objectives similar to ours and others may be organized in the future. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage. In addition, these same entities may seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for eco-friendly household cleaning products and fitness chalk product investment may decrease or grow less than the underlying demand.

Fitness Chalk Competition

Like the craft beers and microbreweries that are so popular these days, climbing chalk is in the midst of a craft craze. Metolius was the first brand to formulate chalk custom made for rock climbing with its venerable line of Super Chalk, which first hit the scene in the early nineties and has remained relatively unchanged since. In recent years Friction Labs has burst onto the scene as the only company that specializes exclusively in chalk, and newcomers like Patxi Usobiaga’s PUC Chalk are showing up overseas.

While most brands market their chalk as being unique or purer than others, few actually have a proprietary process that they apply to their chalk to differentiate it from the rest. Super Chalk is well known for its ‘drying agent,’ which is a totally inert substance that is also used by McDonalds to thicken milkshakes. It is safe to eat, though you would not want to inhale any and is applied to their bulk chalk at a company-owned facility in China. The details of that process and the drying agent itself are trade secrets, as are the methods Friction Labs uses to concentrate the magnesium carbonate and refine the texture of the chalk they buy from the same overseas distributors.

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Eco-Friendly Household Cleaner Competition

Environmentally friendly firms will compete with us. Our primary competitor is Seventh Generation, Mrs. Meyer’s, and Dr. Bonner’s, which offers natural products in eCommerce and also on retail shelves. They are retail focused with natural products.

The Honest Company, is an American consumer goods company, founded by actress Jessica Alba, that emphasizes household products to supply the marketplace for ethical consumerism. It was founded in 2011, and the company had $319 million in 2021 sales and was valued at $550 million as of February 2022. It sells all-purpose cleaners. hand soaps, laundry detergent, skin care, and sunscreen products.

Method is not an all-natural company but Method’s ingredients are comprehensively assessed for safety and environmental health. and the packaging design and materials are evaluated for safety, environmental factors and recyclability. Method sells a complete line of cleaning and laundry products, including all-purpose cleaners, hand soaps, and laundry detergent.

Many other companies that sell natural and environmentally friendly products that may compete with our products may do not do so exclusively.

Major players in the household cleaning products market are Church & Dwight Co. Inc., Colgate-Palmolive, Godrej Consumer Products Limited, Henkel AG & Co. KGaA, Kao Group, The Procter & Gamble Company, Reckitt Benckiser Group plc, S. C. Johnson & Son Inc., Unilever PLC., Bombril S/A, CareClean, and For Life Products.

Furthermore, key manufacturers are adopting market strategies including new product launches, celebrity endorsements, advancements in technology, expanding distribution channels, and mergers & acquisitions, in order to gain the maximum customer base.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

The Company does not own any real property. Green Star Products, Inc.’s offices are located at 7735 Sand Street, Fort Worth, TX 76118. Our telephone number is (817) 591-4577 and our Email address is admin@greenstarproductsinc.com.

Employees

As of March 21, 2024, we have 1 full time employee and 2 part time employees, including our officers and directors. We believe that we have been successful in attracting experienced and capable personnel.. We believe that relations with our employees are excellent.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

Green Star Products, Inc. is an eco-friendly household and fitness products Company that has entered into two letters of intent to acquire Primo Products, LLC (www.primochalk.com) (“Primo Chalk) and HP Products LLC d/b/a Healthy Planet Products (www.healthyplanetproducts.net) (“HPP”). With these two acquisitions already under letter of intent to purchase there will be many opportunities to increase revenue. The company will also aggressively move to acquire and aggregate revenue producing small to mid-size manufacturing companies. The company will continue to look for world-class products and brands with the potential for future growth. Both Healthy Planet Products (HPP) and Primo Chalk (Primo) have multiple opportunities to grow sales of their own product lines.

The Company also intends to aggressively pursue acquisition of new products and product lines that fit within its model.

Primo Chalk is the world’s first and only naturally antibacterial loose chalk on the market and has received Athlete’s Choice Awards since 2009. Primo Chalk is 100% made in America! Its superior formula enhances grip performance while protecting and conditioning the skin. Through a proprietary blend of organic essential oils and Epsom salt, Primo Chalk has changed the grip game.

At HPP, the passion is safe and non-toxic household products that are better for the home and the planet. HPP is focused on eliminating unnecessary chemicals and guarantees that their plant and mineral based products are the healthier options for customers’ homes, businesses, and families. Their product line includes natural spray cleaners, 100% biodegradable bags, non-toxic odor control solutions and safe vacuum deodorizers. Healthy Planet Products can help any home or business make the eco-friendly switch to a toxic free environment.

Recent Developments

On April 3, 2023, JUDD Holding Corp., a Delaware corporation controlled by David Duarte, entered into a Stock Purchase Agreement with Director & CEO Marjorie Schaefer for 30,000,000 shares of the Corporation's Series A Preferred Stock for consideration of $5,000. The Preferred stock had been previously designated by Marjorie Schaefer but never issued. On April 20th, the shares were issued by the Transfer Agent, ClearTrust LLC to JUDD Holding Corp.

On April 28, 2023 and as a condition to close the transaction, Marjorie Schaefer resigned from all Officer & Director positions of the Corporation and appointed David Duarte as President & CEO, Secretary, Treasurer and Director.

Subsequent to the closing, Mr. Duarte appointed additional Directors in accordance with Utah law and the Corporation's Bylaws.

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On May 24, 2023. being unanimously approved by the Board and the majority voting shareholder, Amended Bylaws of the Corporation were adopted, effective immediately.

On May 25, 2023, a new Certificate of Designation was filed with the Utah Secretary of State, confirming the voting rights of 100 votes per share of the Corporation's Series A Preferred stock. The Series A Preferred stock is voting only and not convertible to common shares.

On May 25, 2023, Amended & Restated Articles of Incorporation were filed with the Utah Secretary of State authorizing Two Billion (2,000,000,000) shares of Common Stock, par value $0.001, and Thirty Million (30,000,000) shares of Preferred Stock, par value $0.001 for the Corporation.

On May 30, 2023, Directors Duarte and Carter were each issued Ten Million (10,000,000) shares of common stock for their services in reviving the Corporation, valued at the trailing twenty-day average price of $0.001.

On December 15, 2023, JUDD Holding Corp sold 30,000,000 shares of Series A Preferred stock to Dennis Hopkins. The Company also entered into a Convertible Note in the principal amount of $390,000 (“Note B”) with JUDD Holding Corp. Note B has an annual rate of interest of 5%, which begins accruing after December 15, 2024. Note B has a maturity date of June 1, 2027. Note B contains a conversion right, which allows the holder of the note to convert any unpaid installment amount plus the 10% late payment penalty into shares of common stock of the Company. The conversion price is fixed at $0.001 per share. The note contains standard terms of termination and is attached hereto as Exhibit 6.1.

Additionally on December 15, 2023, Directors Duarte and Carter resigned from all Officer & Director positions and appointed Dennis Hopkins as President & CEO and Director along with his other assignees to the Board.

On January 2, 2024, the Company entered into a Letter of Intent to purchase Primo Products, LLC (d/b/a Primo Chalk)(“PRIMO”) (the “PRIMO LOI”). In the PRIMO LOI the Company agreed to purchase all of the assets and properties pertaining to the business known as PRIMO in exchange for the purchase price of Four Hundred Thousand ($400,000) dollars (“Purchase Price”). The Purchase Price is to be paid with One Hundred Fifty Thousand ($150,000) dollars cash to PRIMO at the closing and a Two Hundred Fifty Thousand ($250,000) dollar note, which will bear interest at a rate of 5% per annum for a period of five (5) years with a balloon payment due on or before December 31, 2026. The Parties agreed that the Closing date would occur once the Company had obtained enough funding for the cash payment or the PRIMO LOI would be terminated at the end of a one year period, which there is no guarantee that the Company will be able to make the closing payment. The PRIMO LOI contains standard terms of termination and is attached hereto as Exhibit 6.2.

On January 15, 2024, the Company entered into a Letter of Intent to purchase HP Products, LLC (d/b/a Healthy Planet Products)(“HPP”) (the “HPP LOI”). In the HPP LOI the Company agreed to purchase all of the assets and properties pertaining to the business known as HPP in exchange for the purchase price of Two Hundred Fifty Thousand ($250,000) dollars (“Purchase Price”). The Purchase Price is to be paid with One Hundred Thousand ($100,000) dollars cash to HPP at the closing and a One Hundred Fifty Thousand ($150,000) dollar note, which will bear interest at a rate of 5% per annum for a period of five (5) years with a balloon payment due on or before December 31, 2026. The Parties agreed that the Closing date would occur once the Company had obtained enough funding for the cash payment or the HPP LOI would be terminated at the end of a one year period, which there is no guarantee that the Company will be able to make the closing payment. The HPP LOI contains standard terms of termination and is attached hereto as Exhibit 6.3.

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Management’s Discussion and Analysis

The Company has had no revenues from operations since its inception.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire purchase and acquisition of Primo Products, LLC and HP Products, LLC and conduct its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work with experts in the field to assist in the marketing of our fitness chalk and eco-friendly household cleaning products.

Our initial tasks for the first three months are to complete the Primo LOI and the HPP LOI. In addition, we will raise funds to purchase inventory and further marketing of the products.

The Company anticipates operating costs for the next 12 months from the reporting date to be approximately $250,000. The Company has a non-binding, oral commitment from the current officers and directors to fund these expenses with shareholder loans should the offering not provide adequate funds.

This plan outlines a strategic approach to manage the company's operations over the next twelve months, focusing on key areas such as staffing, inventory management, sales and marketing expansion, production facility improvement, financial management, and compliance. Regular evaluation and adjustment of strategies will be essential to adapt to changing market conditions and ensure the company's continued growth and success.

Immediate Actions (First 3 Months):

•	Complete the purchase and acquisition of Primo Products, LLC and HP Products, LLC.
•	Increase staff to appropriate levels for anticipated sales growth.
•	Increase inventory levels to support sales growth.
•	Prepare for introducing products into Walmart stores in the second half of 2024.

Staffing and Inventory Management (Months 3-6):

•	Hire additional staff for sales growth and operational needs.
•	Increase inventory levels to meet anticipated demand, especially for Walmart stores.

Sales and Marketing Expansion (Months 6-9):

•	Hire new directors of sales for each product line.
•	Increase digital marketing activities to raise product awareness.
•	Schedule and attend industry shows and promotional activities to increase visibility.
•	Increase sales staff to support growth initiatives.

Production Facility Improvement (Months 9-12):

•	Hire a new head of production and additional production staff.
•	Improve production facilities and capabilities for acquired companies.
•	Build out additional production lines for each product line to meet increasing demand.

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Ongoing Operations:

•	Continuously monitor and adjust staffing, inventory, and production levels to meet sales targets.
•	Evaluate the effectiveness of sales and marketing activities and adjust strategies as needed.
•	Maintain relationships with key retailers, including Walmart, to ensure successful product placement and promotion.
•	Regularly assess production processes and facilities to identify areas for improvement and efficiency gains.

Financial Management:

•	Monitor cash flow and budget allocation to ensure sufficient funds for operations and expansion efforts.
•	Evaluate the need for additional financing or capital investment as the company grows.
•	Implement cost-saving measures where possible to maximize profitability.

Compliance and Governance:

•	Ensure compliance with all relevant regulations and laws governing acquisitions, sales, and marketing activities.
•	Maintain transparent and ethical business practices in all operations.
•	Regularly review and update corporate governance policies and procedures to ensure accountability and transparency.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates could include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

For the Year Ended December 31, 2022 as compared to the Year Ended December 31, 2023.

Working Capital	December 31, 2022 $	December 31, 2023 $
Cash	116	0
Current Assets	625,980	5,000
Current Liabilities	2,159,484	570,522
Working Capital (Deficit)	1,533,504	565,522

Cash Flows	December 31, 2022 $	December 31, 2023 $
Cash Flows provided by (used in) Operating Activities	(8,598)	(116)
Cash Flows provided by Financing Activities	4,260	0
Cash Flows provided by Investing Activities	0	0
Net Increase (decrease) in Cash During Period	(4,338)	(116)

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Operating Revenues

The Company’s revenues were $0 and $0, for the for the years ended December 31, 2022 and 2023, respectively.

Cost of Revenues

The Company’s cost of revenues was $0 and $0, for the years ended December 31, 2022 and 2023, respectively.

Gross Profit

For the years ended December 31, 2022 and 2023, the Company’s gross profit was $0 and $0.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, relating to preparing a private memorandum and accounting expenses. For the years ended December 31, 2022 and 2023, general and administrative expenses were $8,489 and $620,864, respectively.

Other Income (Expense)

Other income (expense) consisted of $0 and $1,588,962 for the years ended December 31, 2022 and 2023. For the year ended December 31, 2023 other income (expense) consisted of $750,000 deferred compensation to Lastella, $753,862 in related party debt, and $63,600 in Lastella stock liability.

Net Gain (Loss)

Our net gain (loss) for the years ended December 31, 2022 and 2023 was $(8,489) and $968,098. The net gain for the year ended December 31, 2023, consisted of $750,000 deferred compensation to Lastella, $753,862 in related party debt, and $63,600 in Lastella stock liability. The net gain (loss) is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2022 and 2023, the Company had total current assets of $116 and $0.

At December 31, 2022 and 2023, the Company had total current liabilities of 2,159,484 and $570,522. Current liabilities consisted primarily of the accounts payable, payroll taxes payable, income taxes payable, due to related party and notes payable to a third party.

We had negative working capital of $1,533,504 and $565,622 as of December 31, 2022 and 2023, respectively.

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Cashflow from Operating Activities

During the years ended December 31, 2022 and 2023, cash provided by (used in) operating activities was $(8,598) and $(116).

Cashflow from Investing Activities

During the years ended December 31, 2022 and 2023, cash used in investing activities was $0 and $0, respectively.

Cashflow from Financing Activities

During the years ended December 31, 2022 and 2023, cash provided by financing activity was $4,260 and $0, respectively.

Going Concern

We have not attained any revenues or profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. For the year ended December 31, 2023, the Company has a net gain of $968,098, which was due to the Company writing off old obligations to its former directors and officers, as such, if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of purchasing Primo Products, LLC and HP Products, LLC as well as continuing to operate those businesses through the purchases of inventory and marketing.

Since inception, we have financed our cash flow requirements through the issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in competitive and rapidly evolving markets. Such risks for us include, but are not limited to, strong established brands with more capital and management of growth.

To address these risks, we must, among other things, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model, our products and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

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Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may take the steps to become a public reporting company under the Exchange Act, such as acquire audited financial statements and register our shares with the SEC. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences as a Tier 1 issuer include, but are not limited to, being required to file only an exit report, rather than annual, semi-annual, or quarterly reports. Annual reports for reporting companies are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports for Tier 2 issuers are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 21, 2024:

Approximate hours per week for employees

Name and Principal Position	Age	Term of Office	Approximate hours per week
Dennis Hopkins – President	76	Since December 15, 2023	20
Gina Brosenne – Treasurer, Director	36	Since December 15, 2023	40
Blake Brosenne - Director	39	Since December 15, 2023	5

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Dennis Hopkins – Age: 76,  President, Chief Executive Officer, Secretary and Director

Mr. Hopkins is the President and Chief Executive Officer of Green Star Products, Inc. (“Green Star”), since December 15, 2023. Mr. Hopkins is a highly accomplished professional, who holds a BME Degree from Baylor University, a MA Degree from West Texas A&M University, and the Doctor of Arts (ABD) from Northern Colorado University. With a rich family history in the oil and gas industry since 1952, Dennis has personally invested in this sector since 1982 and has been involved in oil and gas operations since the year 2000; wherein, Mr. Hopkins performed duties as a field supervisor of drilling, railroad commission compliance and state reports. As the founder of PDH Enterprises, a bonded P5 Operator with the Railroad Commission of Texas, he operates wells in various counties in Texas and is currently developing leases in East Texas and South Texas. With over twenty-five years of experience, Dennis has collaborated with renowned companies such as Lucas Energy, Hew-Tex Oil and Gas, and Mokan Capital, to name a few. Apart from his professional endeavors, he is an avid golfer, hunter, collector, and proud grandfather. Additionally, he has successfully directed the operations of Wade Connectors and Sprinkler Shield, among other smaller manufacturing operations.

Gina Brosenne – Age: 36, Treasurer, Chief Financial Officer and Director

Ms. Brosenne is the Treasurer, Chief Financial Officer and Director of Green Star Products, since December 15, 2023. Ms. Brosenne is a California native with over 4 years of Operation Management in Fort Worth, Texas. She oversees the day-to-day operations of several small manufacturers such as Wade Connectors and Sprinkler Shield. Her goal is to ensure that workflow and procedures are running smoothly and efficiently to maximize productivity and profitability. Her skill in leadership, problem-solving, and communication in managing a team helps optimize business processes to help achieve company goals. Since 2018, Ms. Brosenne has worked at an irrigation company where she was in charge of ordering and maintaining inventory, bookkeeping, and production supervision. She has acted in administrative roles for several oil and gas operations and has some accounting experience ensuring all account payables, account receivables, and interest partners get paid on time.

Blake Brosenne – Age 39, Director

Mr. Brosenne is a Director of Green Star Products, since December 15, 2023. Mr. Brosenne, Blake Brosenne resides in Euless, TX. He is a director for Green Star Products Inc. He attended Penn State University and has worked at Miller Sierra since 2018, where he has gained experience as an estimator, project and operations management. He is committed to ensuring smooth day-to-day operations and upholding business regulations. Embraces learning and believes mistakes are valuable lessons.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Gina Brosenne and Blake Brosenne are wife and husband. Other than the aforementioned, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

Employment Agreements

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers and Directors paid by us during the for the period ending December 31, 2023 , in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO), Chief Operating Officer (COO), Chief Financial Officer (CFO), Secretary (Sec) and Director:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Dennis Hopkins, President, CEO, Director	2023	$0	0	0	0	0	0	0	$0

Gina Brosenne, Treasurer, CFO, Director	2023	$0	0	0	0	0	0	0	$0

Blake Brosenne, Director	2023	$0	0	0	0	0	0	0	$0

David Duarte, Former Officer, Director	2023	$0	0	0	0	0	0	0	$0

Cade Carter Former Officer, Director	2023	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End

The following current and past Executive Officers have the equity awards, and / or hold exercisable or un-exercisable options, as described below, as of the for the year ending December 31, 2023.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
N/A

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Directors or executive Officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of three (3) members. Mr. Dennis Hopkins, Ms. Gina Brosenne and Mr. Blake Brosenne, who do not qualify as Independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

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Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Dennis Hopkins, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Dennis Hopkins collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Dennis Hopkins unless the communication is clearly frivolous.

PRINCIPAL STOCKHOLDER

______

The following table gives information on ownership of our securities as of March 21, 2024. The following lists ownership of our Common Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership (2)
Directors and Officers:
Dennis Hopkins	3,000,000,000	81%
Gina Brosenne		0%
Blake Brosenne		0%
Mark S. Ornoff	47,648,310	6.9%

All executive officers and directors as a group (5 persons)	3,000,000,000	81%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon Series A Preferred shares voting rights of 100 to 1 and 690,397,447 common shares being issued and outstanding as of March 21, 2024.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

______

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any other options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

We have not issued and do not have outstanding any share purchase warrants to purchase shares of our Common Stock.

Indemnification of Directors and Officers

Utah Statutes

Except as otherwise provided in the Utah Revised Business Corporation Act (“URBCA”), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

•	His conduct was in good faith.

•	He reasonably believed that his conduct was in, or not opposed to, the Company’s best interests.

•	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

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However, a Company may not indemnify a director in connection with either:

•	A proceeding by or in the right of the Company in which the director was determined to be liable to the Company.

•

Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A Company may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

•	The director furnishes the Company a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

•	The director furnishes to the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

•	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A Company must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the Company against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a Company’s articles of incorporation provide otherwise:

•	An officer of a Company is entitled to mandatory indemnification to the same extent as a director of the Company.

•	A Company may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Company to the same extent as to a director.

•

A Company may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the Company’s articles of incorporation, bylaws, action of its board of directors, or contract.

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Company Articles and By Laws.

Article IX, Section .01 of the Company’s By Laws provides that The Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or note opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgement or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation.

Any indemnification under the provisions of subsection (01) or (02) of this section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

For purposes of this indemnity, references to "the Company" shall include, in addition to the resulting Company, any constituent Company, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Company, or is or was sewing at the request of such constituent Company, as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving Company as he would have with respect to such constituent Company if its separate existence had continued.

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Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Legal/Disciplinary History

None of Green Star Products, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Green Star Products, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Green Star Products, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Green Star Products, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three (3) members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

46

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

SECURITIES OFFERED

______

Current Offering

Green Star Products, Inc. (“Green Star Products, Inc.,” “We,” or the “Company”) is offering up to $2,000,000 total of Securities, consisting of 800,000,000 shares of the Company’s  Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”) being offered at $0.0025 per share.

We are authorized to issue 2,000,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

DESCRIPTION OF SECURITIES

______

Authorized Stock

The Corporation has three classes of stock. The total number of shares of stock which this Corporation shall have authority to issue is 2,030,000,000 shares, of which 2,000,000,000 shares shall be  Common Stock, $0.001 par value per share (the “ Common Stock”); and 30,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock” or “Preferred Stock”).

Preferred Stock

Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors Of the Corporation is authorized to Issue the preferred stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such preferred stock. Subject to the powers. preference, and rights of any preferred stock, including any series thereof, having any preference or priority over, or rights superior to, the common stock and except as otherwise provided by law, the holders of common stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation and each share of common stock shall be entitled to one vote.

47

Outstanding Preferred Stock

Series A Preferred Stock

The Company filed a Certificate of Designation that authorized the issuance of up to thirty million (30,000,000) shares of series A Preferred Stock and established the rights, preferences, and limitations thereof.

The Series A Preferred shares have no conversion rights.

The Company shall have no right to call or redeem the Series A Preferred Stock at any time.

Each share of the Series A Preferred Stock shall be entitled, on all matters on which any of the shareholders are required or permitted to vote, to one hundred (100) votes per share. The holders of the Series A Preferred Stock shall vote together with the Common Stock shareholders and not as a separate class. So long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the total number of shares of the Series A Preferred Stock then outstanding voting separately as a class, alter or change, in any material respect, the rights, preferences or privileges or the restrictions of the shares of the Series A Preferred Stock whether by amendment of the Company’s Certificate of Designation of Preferences or otherwise.

The summary of the rights, privileges and preferences of the Series A Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is an exhibit hereto.

As of the date of this Offering, 30,000,000 shares of Series A have been issued and are outstanding.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

Transfer Agent

Our transfer agent is Clear Trust, LLC. 16540 Pointe Village Dr., Suite 210, Lutz, FL 33558. (813) 235-4490. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donald R. Keer, P.E., Esq. of Doylestown, PA 18901; his email address is Don@KeerEsq.com.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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GREEN STAR PRODUCTS, INC.

INDEX TO FINANCIAL STATEMENTS

(UNAUDITED)

F-1

Green Star Products, Inc. Balance Sheet For Twelve Months Ended Dec. 31, 2023 and 2022 Unaudited

	Dec 31,	Dec 31,
	2023	2022
ASSETS
Current Assets
Cash and bank deposits	$-	$116
Total current assets	-	116
OTHER ASSETS
Other loan receivable	5,000	5,000
Loan receivable - related party	-	620,864
Total Assets	5,000	625,980

LIABILITIES
Current Liabilities
Accounts Payable	137,903	887,903
Payroll taxes payable	286,463	286,463
Salaries payable	-	21,500
Income taxes payable	86,000	86,000
Due to related party	-	753,862
Common stock to issue liability	23,756	87,365
Current portion of notes and loan payable	36,400	36,400
Total Current Liabilities	570,522	2,159,484
Long Term Liabilities	390,000	-

Total Liabilities	960,522	2,159,484
SHAREHOLDERS' EQUITY
Series A Preferred Stock: $0.001 par value 30,000,000 authorized, issued & outstanding as of Sept 30, 2023	30,000	-
Common stock: $0.001 par value, 2,000,000,000 share authorized and 690,397,447 shares issued and outstanding as of Sept 30, 2023 and June 30, 2023	690,398
Additional paid in capital	15,115,236	15,115,236
Retained earnings (Deficit)	(16,351,040)	(17,319,138)
Current earnings	-	(8,489)
Total Stockholders' equity	(565,522)	(1,533,504)
Total Liabilities and Stockholders' Equity	395,000	625,980

The accompanying notes are an integral part of these financial statements.

F-2

Green Star Products, Inc.
Statement of Income and Retained Earnings (Deficit)
For Twelve Months Ended
Dec. 31, 2023 and 2022
Unaudited

	Dec 31,	Dec 31,
	2023	2022
Revenue

Product Sales	-	-

Total Revenue	-	-

Cost of Goods Sold
Other Costs	-	-
Total Cost of Goods Sold	-	-

Gross Income	-	-

Operating Expenses
Officer compensation	-	-
Professional fees	-	-
General & Administrative	-	8,489
Bad debt	620,864	-

Total Operating Expenses	620,864	8,489

Net Operating Income	(620,864)	(8,489)

Other Income - LaStella deferred company	750,000	-
Other Income - related party debt	753,862	-
Other Income - Lastella stock liability	63,600	-
Other Income - Salaries payable	21,500	-

Net Earnings (loss)	968,098	(8,489)

The accompanying notes are an integral part of these financial statements.

F-3

Green Star Products, Inc. Statement of Cash Flows For Twelve Months Ended Dec. 31, 2023 and 2022 Unaudited

	Dec 31,	Dec 31,
	2023	2022
OPERATING ACTIVITIES

Net Income (Loss)	$-	$(8,489)

Adjustments to reconcile net Income (Loss) to net cash provided by operations
	-	-
Depreciation	-	-
Loans receivable	-	(909)
Accounts payable	-	800
Salaries payable	-	-
Unaffiliated bank account	(116)	-
Total Adjustments	(116)	(109)
Net Cash provided by operating activities
	(116)	(8,598)

Investing Activities
Other loan receivable	-	-
Loan receivable from related parties	-	-
Asset acquisition/divestment	-	-
Net cash provided by investment activity	-	-
Financing Activities
Proceeds from loans - related parties	-	4,260
proceeds from loans payable	-	-
Pain in surplus	-	-
Stock Issuance	-	-
Net cash from financing activities	-	-
Net cash increase for period	(116)	(4,338)
Cash at beginning of period	116	4,454
Cash at end of period	-	116

The accompanying notes are an integral part of these financial statements.

F-4

Green Star Products, Inc. Statement of Stockholders' Equity For Twelve Months Ended Dec. 31, 2023 Unaudited
					Total
	Common Stock		Paid-in	Accum.	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance - 12/31/20	670,397,447	670,398	15,115,236	(17,366,277)	(1,580,643)

Net income - 12/31/21				55,628	55,628
Balance - 12/31/21	670,397,447	670,398	15,115,236	(17,310,649)	(1,525,015)

Net income - 6/30/22				(8,489)	(8,489)
Balance - 6/30/22	670,397,447	670,398	15,115,236	(17,319,138)	(1,533,504)

Net income - 9/30/22
Balance - 9/30/22	670,397,447	670,398	15,115,236	(17,319,138)	(1,533,504)

Net income - 12/31/22
Balance - 12/31/22	670,397,447	670,398	15,115,236	(17,319,138)	(1,533,504)

Net income - 3/31/23
Balance - 3/31/23	670,397,447	670,398	15,115,236	(17,319,138)	(1,533,504)

Net income - 6/30/23				968,098	968,098
Balance - 6/30/23	670,397,447	670,398	15,115,236	(1,635,140)	(565,522)

Net income - 9/30/23
Balance - 9/30/23	670,397,447	670,398	15,115,236	(1,635,140)	(565,522)

Net income - 12/31/23
Balance - 12/31/23	670,397,447	670,398	15,115,236	(1,635,140)	(565,522)

The accompanying notes are an integral part of these financial statements.

F-5

GREEN STAR PRODUCTS, INC. NOTES TO UNAUDITED CONSOLIDATE FINANCIAL STATEMENTS FOR THE TWELVE MONTHS ENDED DEC 31’ 2023 (Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Green Star Products, Inc. was incorporated in the State of Utah on July 13th, 1984, as National Transducer, Inc. On March 16th, 1988, the company merged with October Associates, Inc. On August 20th, 1992 the company changed its name to B.A.T. International, Inc., and on July 18th, 2002, the name was changed to Green Star Products, Inc.

From 1992 to 1998, the Company focused on electrical vehicle research & technology. From 1998 through 2016, the Company engineered, manufactured, distributed, or had licensing agreements for various products including biodiesel reactors, algae production, anti-friction metal treatment products, coatings, and provided engineering services. In 2017 and with a limited market for its products & services, the Company ceased operations and was dormant for several years waiting for improved market conditions.

In March 2021, the sole remaining Officer & Director Joseph LaStella resigned and appointed Kristy Hunt as sole Officer & Director. During 2021 and early 2022, the Company focused on creating or distributing innovative products to improve quality of life and the environment. The Company ceased operations as of the end June 2022.

On July 27th, 2022, Kristy Hunt resigned as Sole Officer & Director and appointed Marjorie Schaefer as Sole Officer & Director. The Company remained dormant and without operations under Ms. Schaefer.

On April 3rd 2023, JUDD Holding Corp., a Delaware corporation controlled by David Duarte, entered into a Stock Purchase Agreement with Director & CEO Marjorie Schaefer for 30,000,000 shares of the Corporation’s Series A Preferred Stock for consideration of $5,000. The Preferred stock had been previously designated by Marjorie Schaefer but never issued. On April 20th, the shares were issued by the Transfer Agent, ClearTrust LLC to JUDD Holding Corp.

On April 28th, 2023 and as a condition to close the transaction, Marjorie Schaefer resigned from all Officer & Director positions of the Corporation and appointed David Duarte as President & CEO, Secretary, Treasurer and Director. Subsequent to the closing, Mr. Duarte appointed additional Directors in accordance with Utah law and the Corporation’s Bylaws.

On May 24th, 2023, the new Board held a Special Meeting of Directors to clean up the Company and properly direct its business. There were four items on the agenda:

(1. Determine the Rights, Preferences, & Limitations of the Corporation’s Series A Preferred Stock

(2. Increase the Authorized Shares of the Corporation’s Common Stock

(3. Approve an Issuance of Common Stock to Board members for their services in reviving the Corporation

(4. Adopt Amended Bylaws of the Corporation

All recommended motions passed unanimously, and the following corporate actions were completed:

On May 24th, 2023, being unanimously approved by the Board and the majority voting shareholder, Amended Bylaws of the Corporation were adopted, effective immediately.

F-6

On May 25th, 2023, a new Certificate of Designation was filed with the Utah Secretary of State, confirming the voting rights of 100 votes per share of the Corporation’s Series A Preferred stock. The Series A Preferred stock is voting only and not convertible to common shares.

On May 25th, 2023, Amended & Restated Articles of Incorporation were filed with the Utah Secretary of State authorizing Two Billion (2,000,000,000) shares of Common Stock, par value .001, and Thirty Million (30,000,000) shares of Preferred Stock, par value .001 for the Corporation.

On May 30th, 2023, Directors Duarte and Carter were each issued Ten Million (10,000,000) shares of common stock for their services in reviving the Corporation, valued at the trailing twenty-day average price of .001.

On December 15th, 2023, JUDD Holding Corp sold 30,000,000 shares of Series A Preferred stock to Dennis Hopkins.

Additionally on December 15th, 2023, Directors Duarte and Carter resigned from all Officer & Director positions and appointed Dennis Hopkins as President & CEO and Director along with his other assignees to the Board.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The financial statements for the quarter ended 6/30/22 account for the last period of operating activity for the Company due to the felony DUI conviction of former CEO Kristy Hunt. We assume no material actions were taken by Kristy Hunt on behalf of the Company from 6/30/22 until her resignation on 7/27/22 and have found no evidence to the contrary.

Under CEO Marjorie Schaefer, the Company remained non-operating, thus the financial reports for the periods ending 9/30/22, 12/31/22, and 3/31/23 are prepared to reflect the dormant nature of the Company during that time with respect to the historical financials of the Company.

The financial statements for the period ending 6/30/23 were prepared with adjustments to the historical balance sheet due to the death of former CEO Joseph LaStella on 2/21/22. Most notably that agreements for past & future compensation between the Company and Joseph LaStella as well as liability for shares to be issued to him for options exercised in the past should have no bearing on the Company’s financial position moving forward. Additionally, we are considering the dormant historical debt owed to related parties that was originated by LaStella in 2009 or earlier as canceled as it would be time barred and should have no bearing on the Company’s financial position moving forward.

For the period ending 12/31/23, the Company remained non-operating.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $16,351,040 as of Sept 30th, 2023. The Company is assessing new business opportunities and plans and cannot be certain that it will be successful in these strategies. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

NOTE 3 – LOANS RECEIVABLE FROM RELATED PARTY

Historical notes to financial statements indicate this balance is comprised of amounts due the Company from former CEO Joseph LaStella and his past compensation agreements from 2011 that were to be re-negotiated in the future.

Due to Joseph LaStella’s death, the Company has written off the balance of $620,864 as bad debt as it cannot be collected. This was recorded as an expense under G&A in the 6/30/23 period.

NOTE 4 – ACCOUNTS PAYABLE AND DEFERRED COMPENSATION

Historical notes to financial statements indicate this balance is comprised of Accounts Payable for $137,103 and Deferred Compensation for $750,000 related to a compensation agreement between the Company and former CEO Joseph LaStella.

Due to Joseph LaStella’s death, the Company has canceled $750,000 from the balance which was recorded as a credit to other income in the 6/30/23 period.

NOTE 5 – PAYROLL TAXES PAYABLE

Historical notes to financial statements indicate Payroll Taxes Payable consists of withheld payroll taxes from 1994 (which were not assumed by B.A.T. California, Inc.). The Company attempted to negotiate a settlement with the Internal Revenue Service but had not received any correspondence for what would now be at least fifteen years. To the extent such a settlement cannot be reached, the president of the corporation may become personally liable for a portion of such taxes.

The Company is further researching the validity of historical liability as it is likely to have been written off.

NOTE 6 – INCOME TAXES PAYABLE

There are no historical notes to financial statements on this balance and the Company is researching it further.

NOTE 7 - SALARIES PAYABLE

Salaries Payable consists of an unpaid balance due to former CEO Kristy Hunt for an employment or consulting contract purportedly entered between her and the Company.

As Ms. Hunt did not disclose her past legal history (from incidents previous to her 2022 conviction) in the Company’s disclosures during her tenure as CEO, the Company has determined there are no grounds on which this purported balance would be due. The $21,500 balance of Salaries payable has been cancelled and recorded as a credit to other income in the 6/30/23 period.

NOTE 8 – LIABILITIY DUE TO RELATED PARTY

Historical notes to financial statements indicate this balance is related party debt that originated in 2009 or earlier and comprised of twelve parties who had collaborated with the Company over the years. Under their respective agreements, there is neither a maturity date nor an interest rate on the debt.

Given the four year statute of limitations on open ended debt in the state of Utah, the Company is treating this historical debt as canceled and has recorded a credit to other income in the 6/30/23 period.

F-8

NOTE 9 – COMMON STOCK TO ISSUE LIABILITY

Historical notes to financial statements indicate this balance represents the cost basis of unissued shares of common stock of $63,600 in stock options exercised in 2011, 2012 and 2013 by Joseph LaStella and $23,756 for services rendered in 2011 by a consultant.

Due to Joseph LaStella’s death, the Company has reduced the balance by $63,600 and has recorded it as a credit to other income in the 6/30/23 period.

NOTE 10 – NOTES & LOANS PAYABLE

Historical notes to financial statements indicate this balance consists of three loans with an outstanding principal balance of $36,400 that were due at the end of 2021. However, there are no records indicating to whom or for what the loans are due, and the Company is researching this balance further.

The Company entered into a Convertible Note in the principal amount of $390,000 (“Note B”) with JUDD Holding Corp. Note B has an annual rate of interest of 5%, which begins accruing after December 15, 2024. Note B has a maturity date of June 1, 2027. Note B contains a conversion right, which allows the holder of the note to convert any unpaid installment amount plus the 10% late payment penalty into shares of common stock of the Company. The conversion price is fixed at $0.001 per share. The note contains standard terms of termination and is attached hereto as Exhibit 6.1.

NOTE 11 – SUBSEQUENT EVENTS

On January 2, 2024, the Company entered into a Letter of Intent to purchase Primo Products, LLC (d/b/a Primo Chalk)(“PRIMO”) (the “PRIMO LOI”). In the PRIMO LOI the Company agreed to purchase all of the assets and properties pertaining to the business known as PRIMO in exchange for the purchase price of Four Hundred Thousand ($400,000) dollars (“Purchase Price”). The Purchase Price is to be paid with One Hundred Fifty Thousand ($150,000) dollars cash to PRIMO at the closing and a Two Hundred Fifty Thousand ($250,000) dollar note, which will bear interest at a rate of 5% per annum for a period of five (5) years with a balloon payment due on or before December 31, 2026. The Parties agreed that the Closing date would occur once the Company had obtained enough funding for the cash payment or the PRIMO LOI would be terminated at the end of a one year period, which there is no guarantee that the Company will be able to make the closing payment. The PRIMO LOI contains standard terms of termination and is attached hereto as Exhibit 6.2.

On January 15, 2024, the Company entered into a Letter of Intent to purchase HP Products, LLC (d/b/a Healthy Planet Products)(“HPP”) (the “HPP LOI”). In the HPP LOI the Company agreed to purchase all of the assets and properties pertaining to the business known as HPP in exchange for the purchase price of Two Hundred Fifty Thousand ($250,000) dollars (“Purchase Price”). The Purchase Price is to be paid with One Hundred Thousand ($100,000) dollars cash to HPP at the closing and a One Hundred Fifty Thousand ($150,000) dollar note, which will bear interest at a rate of 5% per annum for a period of five (5) years with a balloon payment due on or before December 31, 2026. The Parties agreed that the Closing date would occur once the Company had obtained enough funding for the cash payment or the HPP LOI would be terminated at the end of a one year period, which there is no guarantee that the Company will be able to make the closing payment. The HPP LOI contains standard terms of termination and is attached hereto as Exhibit 6.3.

Other than the aforementioned, the Company has evaluated all subsequent through the date that this report was issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements.

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PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description
2.1	Articles of Incorporation
2.2	Amended and Restated Articles of Incorporation
2.3	Bylaws
3.1	Specimen Stock Certificate
4.1	Form of Subscription Agreement
6.1	Form of Convertible note entered into by and between the Company and JUDD Holding Corp., dated December 15, 2023.
6.2	Letter of Intent by and between the Company and Primo Products, LLC, dated January 2, 2024.
6.3	Letter of Intent by and between the Company and HP Products, LLC, dated January 15, 2024.
12.1*	Opinion of Donald R. Keer, P.E., Esq.

*To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas on March 21, 2024.

(Exact name of issuer as specified in its charter):	Green Star Products, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dennis Hopkins
Dennis Hopkins Chief Executive Officer (Principal Executive Officer).

(Date): March 21, 2024

/s/ Gina Brosenne
Gina Brosenne, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):March 21, 2024

SIGNATURES OF DIRECTORS:

/s/ Dennis Hopkins	March 21, 2024
Dennis Hopkins, CEO, Director	Date

/s/ Gina Brosenne	March 21, 2024
Gina Brosenne, CFO, Director	Date

/s/ Blake Brosenne	March 21, 2024
Blake Brosenne, Director	Date

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